EXECUTION VERSION
SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (this “Release”) is made as of April 4, 2024 among Eagle Shipping International (USA) LLC, a Republic of the Marshall Islands limited liability company (the “Company”), its parent Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Parent”), Star Bulk Carriers Corp., a Republic of the Marshall Islands corporation (collectively, with its affiliated entities, “Star”) and Gary Vogel ( “Executive”). All capitalized terms utilized but not defined herein shall have the same meanings ascribed to them in the Employment Agreement between the Company and Executive dated as of October 29, 2021 (the “Employment Agreement”).

1.The Parties mutually agree that Executive’s final date of employment will be the date that Star completes its acquisition of the Parent (the “Closing Date”). Prior to the Closing Date, Executive shall continue to serve as Chief Executive Officer of the Company and a member of the Board. The Parties acknowledge and agree that Executive’s termination on the Closing Date will constitute a termination by Executive for Good Reason (and that the related Good Reason cure period is hereby waived), and he will be entitled to all of the compensation and benefits provided in accordance with Section 4(a) of the Employment Agreement; provided, that with respect to COBRA continuation coverage under Section 4(a)(ii) of the Employment Agreement, reimbursement shall include up to $18,392 in respect of HRA benefits and Armada Care (such amount the “Additional COBRA Reimbursements”) as per existing Company policy for executives. After the Date of Termination, Executive no longer will be, and will not hold himself out as, an employee, agent, or representative of the Company. This Agreement shall constitute the Notice of Termination, as set forth in Section 3(e) of the Employment Agreement. Effective as of the Date of Termination, Executive shall immediately resign from all positions that he holds or has ever held with the Company, the Parent, and any affiliate thereof, including, without limitation, as a member of the Board. Executive hereby agrees to execute any and all documentation reasonably necessary to effectuate such resignations upon request by the Parent or Star, but he shall be treated for all purposes as having so resigned upon the Date of Termination, regardless of when or whether he executes any such documentation.
2.In exchange for the consideration provided to Executive under the Employment Agreement, Executive hereby agrees as follows. Executive hereby voluntarily, knowingly and willingly releases and forever discharges the Company, its Parent and their subsidiaries and affiliates, and, in their respective official capacities as such, each of their respective officers, directors, partners, members, shareholders, employees, attorneys, representatives and agents, and each of their predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever which against them Executive or Executive’s executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever (a) arising prior to the time Executive signs this Release; (b) arising prior to the time Executive signs this Release out of or relating to Executive’s employment with the Company, service as a member of the Board or the termination thereof; or (c) arising prior to the time Executive signs this Release out of or relating to (x) the Employment Agreement and (y) any relevant agreement, contract, plan, practice, policy or program of the Company. This Release includes, but is not limited to, any rights or claims arising under any statute, including the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, or any other foreign, federal, state or local law or judicial decision, including, but not limited to, and any rights or claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between Executive and any of the Company Releasees. The foregoing Section 2 of this Release shall not apply to (i) claims that cannot be released under applicable law, including, but not limited to, any claim for workers’ compensation benefits or unemployment benefits; (ii) legally mandated benefits; (iii) vested benefits, if any, under any equity plan, qualified or nonqualified savings and pension plans in which Executive may have participated during his employment with the Company or its affiliates; (iv) any claim related to indemnification for acts performed while an officer or director of the Company or the Parent or their affiliates as permitted under applicable law and the bylaws of the Company or the Parent or their affiliates, as appropriate; any claim under the Company’s applicable directors’ and officers’ liability insurance policies (or any successor policies thereto); (v) any claim that may be raised by Executive in his capacity as an equity-holder of the Parent or its affiliates; or (vi) any claim with respect to amounts owed under Section 4(a) of the Employment Agreement (including the Additional COBRA Reimbursements).

EXECUTION VERSION

1.The Company hereby voluntarily, knowingly, and willingly releases and forever discharges Executive, from any and all charges, complaints, claims, controversies, causes of action and demands which the Company ever had or now has, in each case, arising prior to the time the Company signs this Release. The foregoing Section 3 of this Release shall not apply to any (i) claims that cannot be released under applicable law; (ii) claims of fraud, fraudulent activity, or otherwise illegal conduct; (iii) actions taken by, or at the direction of, Executive outside the scope of Executive’s employment; or (iv) claims with respect to the Employment Agreement.
Nothing in or about this Release prohibits Executive from: (i) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the Securities and Exchange Commission (the “SEC”); (ii) providing Proprietary Information (as defined in the Employment Agreement) to the SEC to the extent permitted by Section 21F of the Securities Exchange Act of 1934; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying the Company; or (iv) receiving a monetary award as set forth in Section 21F of the Securities Exchange Act of 1934.
Furthermore, Executive is advised that Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of any Proprietary Information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. § 1833(b)) applies that is made (i) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.
2.Executive represents that Executive has not filed a complaint against any of the Company Releasees in any court. Except as prohibited by law, Executive further (i) represents that Executive will not initiate or cause to be initiated on his behalf a complaint in any court pursuing any claim or cause of action released herein, or participate in any such proceeding; and (ii) waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any proceeding before any court or administrative agency, including any proceeding conducted by or before the Equal Employment Opportunity Commission (“EEOC”). Notwithstanding the above, nothing in Section 1 of this Release shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 2 of this Release (but no other portion of such waiver); (ii) initiating or participating in an investigation or proceeding conducted by the EEOC; or (iii) enforcing any of the claims preserved by the last sentence of Section 2 of this Release.

1.Executive acknowledges that Executive has been advised that he has twenty-one (21) days from the date of receipt of this Release to consider all the provisions of this Release and he does hereby knowingly and voluntarily waive said given twenty-one (21) day period. EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN INDEPENDENT ATTORNEY WHO IS NOT AFFILIATED WITH AND HAS NO DUTY TO, THE COMPANY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW EXECUTIVE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE COMPANY RELEASEES, AS DESCRIBED IN SECTION 1 OF THIS RELEASE AND THE OTHER PROVISIONS HEREOF. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

1.Executive hereby acknowledges and understands that Executive shall have seven (7) days from the date of execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA) and that neither the Company, the Parent nor any other person is obligated to provide any benefits to Executive pursuant to the Employment Agreement until at least eight (8) days have passed since Executive’s signing of this Release without Executive having revoked this Release, in which event the Company shall arrange and/or pay for any such benefits otherwise attributable to said eight (8) day period, consistent with the terms of the Employment Agreement. If Executive revokes this Release, Executive will be deemed not to have accepted the terms of this Release, and no action will be required of the Company or the Parent under any section of this Release.

EXECUTION VERSION

1.The Company and Executive shall each provide a second Release containing the same terms as set forth respectively in Sections 2 and 3 hereof to be effective as of the Closing Date and executed within the twenty-one (21) day period following the Closing Date. These Releases do not constitute an admission of liability or wrongdoing of any kind by Executive, the Company, the Parent or Star.

1.This Release shall be governed and construed in accordance with the laws of New York, without reference to the principles of conflicts of law thereof.
2.Executive acknowledges that Sections 5-13 of the Employment Agreement will continue to survive, and remain in full force and effect, following his execution of this Release.

EXECUTION VERSION
IN WITNESS WHEREOF, Executive, the Company, the Parent and Star have each executed the Release as of the date and year first written above.

EAGLE SHIPPING INTERNATIONAL (USA) LLC

By: /s/ Constantine Tsoutsoplides___________
Name: Constantine Tsoutsoplides
Title: CFO

EAGLE BULK SHIPPING INC.

By: /s/ Paul Leand _____________________
Name: Paul Leand
Title: Chairman

STAR BULK CARRIERS CORP.

By: /s/ Simos Spyrou ____________________
Name: Simos Spyrou
Title: Co-CFO

EXECUTIVE

/s/ Gary Vogel___________________________
Name: Gary Vogel

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